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                                                                   Exhibit 10.16
                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of August 1, 2000, between Noslo Ltd. (the "Company") and Ian Mack ("Employee"). The Company is a indirect, wholly-owned indirect
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subsidiary of Cable Design Technologies Inc. ("CDT").  The Company together with
CDT, any holding company of the Company or CDT and any subsidiary company of either the Company or any holding company of the Company or CDT (subsidiary and holding companies being as defined by section 736 of the Companies Act 1985 or any statutory modification or re-enactment thereof) and together with any company in which either the Company or its holding company or CDT is directly or indirectly beneficially interested in 20% or more of the relevant company's issued ordinary share capital shall be referred to as the "Group," and references to Group Company or Group Companies shall be construed accordingly.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Employment

    (a) The Company shall employ Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").
                                                         -----------------
          References to "Employment" means the employment of the Employee under the terms of this agreement.

    (b) Employee warrants that by entering into this agreement he will not be in breach of any express or implied terms of any contract or of any other obligation binding upon him.

2.  Position and Duties

    (a) During the Employment Period, Employee shall serve as a senior officer of the Company and shall render such administrative, engineering, sales, marketing and other managerial services (commensurate with Employee's experience and prior duties) to the Company and any other Group Company as the Board of Directors of the Company ("the Board") or the Company's chief executive officer may from time to time direct.

    (b) The Employee has no normal hours of work and shall work the hours necessary for the proper performance of his duties. The Employee shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable

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          periods of illness or other incapacity) to the business and affairs of the Company and the Group. Employee shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

    (c) The Employee shall comply with all lawful and reasonable requests, regulations, instructions and resolutions made by the board of directors and/or chief executive officer of the Company or CDT.

    (d) During the Employment Period the Employee will not (without the Company's written consent) be engaged or interested either directly or indirectly (through any member of his household or family) in any capacity in any trade, business or occupation whatsoever other than the business of the Company provided that the Employee shall not be prohibited from holding whether directly or indirectly up to 3% of the stock or shares of any class of any company listed on a recognised stock exchange or the Alternative Investment Market.

3.  Base Salary; Benefits and Bonus

    (a) During the Employment Period, Employee's base salary shall be (Pounds)13,958 per month (gross) or such higher rate as the Company's Board of Directors may designate from time to time (the "Base
                                                                   ----
          Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices. Payment shall be made directly into the Employee's bank account on a monthly basis (or, if the Company elects, more frequent basis).

    (b) Upon the signing of this Agreement, the Company shall pay to Employee an amount equal to (Pounds)13,958 (gross).

          The Company shall also pay to Employee a sign-on bonus in an aggregate amount equal to (Pounds)335,000 (gross). Such bonus shall be paid in eight equal quarterly installments on the last business day of each fiscal quarter of the Company, beginning with the fiscal quarter ended October 31, 2000, in each case subject to the condition that on the payment date Employee shall still be employed by the Company (provided that in the event of a termination without cause, such bonus shall be paid as contemplated in Section 4(b)).

    (c) The Company shall reimburse Employee for reasonable expenses wholly and necessarily incurred by him in the course of performing his duties under this Agreement

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          which are consistent with the Company's and CDT's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's and CDT's requirements with respect to reporting and documentation of such expenses.

(d) In addition to the Base Salary, Employee will be entitled to participate in CDT's bonus plan generally applicable to other senior management employees (the "Bonus Plan") within the Groups. Full details of the up to date terms of the Bonus Plan are available from Charles Fromm, CDT's General Counsel. Employee's participation shall be currently at the 35% (of base salary) target level (representing a
          0-70% of base salary bonus potential).   The CDT senior management
          bonus is currently structured as follows: One-half of such potential bonus is based upon Employee's operating group's performance in relation to certain specified budget and financial targets and the other one-half of such potential bonus is based upon CDT's performance in relation to certain specified budget and financial targets. The target and bonus amounts would be determined by CDT's Board (or the Compensation Committee) on an annual basis. Targets for each CDT operating group are based upon the budgets developed annually by CDT's chief executive officer, and approved by CDT Board (or the Compensation Committee). Payments under the bonus plan are calculated and made quarterly so that, on a cumulative basis, 50% of the year-to-date bonus earned is distributed as of the end of each of the first three fiscal quarters of such year. Following the public release by CDT of its audited financial statements for the fiscal year, the remaining portion of any bonus is paid. Employees entitlement to bonus payments (if any) is dependent on Employee being in employment on the date on which payment is due. The "operating group" for which you are included will need to be better defined. The bonus arrangements applicable to Employee are discretionary and may be varied or withdrawn at any time by the Company.

(e) Employee shall be entitled to receive benefits generally offered to CDT's UK employees subject to the rules applicable to the relevant benefit and subject to the Company's right to terminate employment for any reason in accordance with any provision of this agreement and provided that unless the rules of such benefit expressly state otherwise such benefits will cease on termination of employment. Such benefits include a company leased automobile (with a monthly lease expense to the company), employee being responsible for all tax and employee national insurance payable thereon. The provision and use of a company leased automobile shall be subject to CDT's normal policies which may be amended, withdrawn or replaced from time to time at the Company's discretion. Employee's initial leased car shall be his current BMW (the lease

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     of which shall be assumed by the Company) and after the expiration of such lease, the car provided would be in accordance with then existing company policies.

(f) Employee will be issued options as of the date hereof to acquire 50,000 shares of Cable Design Technologies Corporation's Common Stock at a price of equal the closing price on August 1, 2000. The option grant will be subject to normal CDT terms and conditions, including 5 year vesting, and will be governed by a separate agreement in the form previously provided to you.

(g) The salary, bonus and other benefits set forth in this Agreement shall be reduced by, and subject to, any applicable tax, national insurance and other required deductions.

4.   Term

     (a)  The Employment Period:

          (i) shall terminate upon Employee's, death or permanent disability or incapacity (as determined by the Board in its good faith judgment);

          (ii) may be terminated by the Company without notice at any time for Cause (as defined below); and

          (iii) may be terminated at any time without Cause upon either party providing to the other a minimum of six months written notice.

     (b) The Company may in its absolute discretion at any time after notice of termination shall have been given by either party lawfully terminate this agreement by notice in writing with immediate effect by paying to the Employee an amount equal to (i) his Base Salary for 12 months following such termination (or a pro rata proportion of it relative to the remaining part of the notice period) and (ii) any unpaid bonus contemplated under Section 3(b), which bonus shall be paid in a lump-sum subject in both cases to prior deduction of income tax and national insurance. In the event the Company terminates this agreement in accordance with the preceding sentence, the Employee's employment shall be deemed to have been terminated as of such date for purposes of the bonus contemplated in Section 3(b) and the options contemplated under Section 3(f).

     (c) If the Employment Period is terminated by the Company pursuant to clauses (a)(i) or (a)(ii) above, Employee shall be entitled to receive his Base Salary up to the date of

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      termination and amounts contemplated under Section 19(b), but the
      Company shall not be obliged to make any further payment to the Employee.

(d) Except as set forth in clause (b)(ii) above, all of Employee's rights to fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall cease upon such termination.

  (e) For purposes of this Agreement, "Cause" shall mean:
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      (i)      a material breach of this Agreement by Employee or any other agreement between Employee and the Company or any Group Company;

      (ii) a material breach of Employee's duty of loyalty to the Company or any Group Company or any act of dishonesty or fraud with respect to the Company or any Group Company;

      (iii) any act or omission (whether or not that act or omission was carried out in the course of the employment hereunder) which, in the opinion of the Board has caused or is likely to cause material harm to the standing and reputation of the Company and/or any other Group Company;

      (iv)     being disqualified from holding office as a director;

      (v) be adjudicated bankrupt or make any arrangement or composition with his creditors;

      (vi) being convicted of a criminal offense which in the reasonable opinion of the Board materially and/or adversely affects his ability to continue in office as an employee or officer of the Company (including bringing the Company into disrepute);

      (vii) refusing or failing to agree to accept employment on the terms and in the circumstances set out in clause 18 of this agreement;

      (viii) resigning from the office of director of the Company or any other Group Company;

5.  Confidential Information

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     Employee acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company and the Group together with the Company's (or any Group Company's) agents, customers, prospective customers or suppliers ("Confidential Information") are the property of the Company (or other
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     appropriate Group Company). Therefore, Employee agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions. Employee shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any other Group Company which he may then possess or have under his control.

6.   Designs and Inventions

     6.1 All designs, inventions, programs discoveries or improvements conceived or made by the Employee during the course of or arising out of the Employment (whether alone or together with any other person or persons) and which concern or are applicable to products or articles manufactured or sold by or to services provided by the Company and/or any Group company ("Designs and Inventions") shall be the exclusive property of the Company.

     6.2 Any Designs and Inventions shall be disclosed to the Company whether conceived apprehended or learned by the Employee during the course of or after the termination of the Employment.

     6.3 The Employee shall at all times whether during the course of and after the termination of the Employment:

          6.3.1 not without the prior written consent of the Company apply for any patent or design registration as the case may be either in the United Kingdom or in any other part of the world for any Designs and Inventions conceived or made by him;

          6.3.2 if and whenever required by the Company to do so (and in such manner as the Company shall in its sole discretion decide) apply as a nominee of or jointly with

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                 the Company for patent or design registration in the United
                 Kingdom and as the Company may require any other part of the world for any Designs and Invention conceived or made by him and/or shall execute all such documents and do all such things as may be necessary effectively to obtain or vest all applications at any time and from time to time pending and all resulting patents and design registration when granted and all right title and interest to and in the same in the Company absolutely as sole beneficial owner or as the Company may require.

     6.4 The Employee irrevocably appoints and authorises the Company to act as his attorney and agent for the purposes of executing and/or signing all or any such documents as may be required to give the Company (and/or its nominee and/or assignee) the full benefit of the provisions of this clause.

     6.5 The Company shall pay all expenses in connection with any application for patent or design registration made by the Employee as nominee for or jointly with the Company pursuant to this clause.

     6.6 The Company shall indemnify the Employee against all liabilities to third parties in connection with or arising out of all and any applications and all and any resulting patents and design registrations which may be granted if and to the extent that any such liabilities arise from the act or default of the Company.

     6.7 It shall be presumed (but subject to proof to the contrary) that the subject matter of any application for a patent or design registration filed by the Employee or any assignee or agent of the Employee within 12 months after the termination of the Employment and relating to goods or services of a kind with which the Employee was concerned in the course of his duties is a Design or Invention made by the Employee during the currency of the Employment.

7.  Non-Interference

    (a) The Employee acknowledges that the Company and the Group have invested and will continue to invest significant time and money to develop valuable, continuing relationships with existing and prospective customers of the Company and the Group and to develop products for sale by the Company and the Group. Therefore, for a period of one year after termination of the Employee's employment with the Company for any reason including termination with or without Cause (but not, for the avoidance of doubt, after termination by the Company in breach of the terms of this Agreement) the Employee shall not:

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     (i)       solicit or attempt to solicit, directly or indirectly (which includes working in any capacity for another person, firm or company) either alone or with others, any existing customers of

               (x)   the Company; or

               (y) any other Group Company for whom the Employee has carried out work,

               who were customers at the date of termination of the Employee's employment or at anytime during the period of 12 months immediately preceding the date of termination of the Employee's employment and with whom the Employee has had material contact or dealings, where such solicitation or attempted solicitation is for the purpose of inducing such customers to cease or refrain from doing business with the Company or the Group or to purchase, lease or utilize products or services which are competitive with, or are similar to, or which may be used as substitutes for any products or services offered or substantially under development by the Company or the Group at the date of termination of the Employee's employment;

     (ii) solicit or attempt to solicit, directly or indirectly (which includes working in any capacity for another person, firm or company) either alone or with others, any prospective customers of:

               (x) the Company; or

               (y) any other Group Company for whom the Employee has carried out work,


               with whom either the Employee or another employee for whom the Employee has management responsibility has at the date of termination of the Employee's employment or at any time during the period of 12 months immediately prior to the date of termination of the Employee's employment carried out negotiations on behalf of the Company or Group Company where such solicitation or attempted solicitation is for the purpose of inducing such prospective customer to refrain from doing business with the Company or the Group or to purchase, lease or utilize products or services which are competitive with, or are similar to, or which may be used as substitutes for any products or services offered by the Company or the Group; or

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      (iii)    within the United Kingdom or within any other territory in Europe in which the Employee was based or with which he was materially concerned or for which he had management responsibility in any case at date of termination of the Employee's employment or at any time during the period of 12 months immediately prior to the date of termination of the Employee's employment manufacture, develop or sell, directly or indirectly (which includes working in any capacity for another person, firm or company) either alone or with others any products or services of the type sold or under development by either the Company or any other Group Company during the 12 months prior to the Employee's termination save that this clause shall be limited to those products or services which the Employee sold or developed (or was in charge of one or more employees who sold and developed those products or services) during the course of the Employee's employment at any time during the period of 12 months immediately prior to the termination of the Employee's employment.

     (b) The Employee acknowledges that the Company and the Group have devoted significant financial and other resources to train its employees and sales representatives, and that such employees and sales representatives have access to Confidential Information. Therefore, the Employee agrees that, for a period of one year after the termination of his employment with the Company for any reason, including termination with or without Cause (but not, for the avoidance of doubt after termination by the Company in breach of the terms of this Agreement), the Employee shall not:

          (i) induce or attempt to induce any employee of the Company or any Group Company engaged at the date of termination of the Employee's employment in a managerial, technical or sales capacity whom the Employee has had material contact with or management responsibility for at any time during the period of 12 months immediately prior to the date of termination of the Employee's employment to leave the employ of the Company or Group Company;

          (ii) in any way interfere with the relationship between the Company and any employee of the Company or Group Company, or

          (iii) hire directly or through another entity any person who is an employee of the Company or any Group Company engaged at the date of termination of the Employee's employment in a managerial technical or sales capacity whom the Employee has had material contact with or management responsibility for at any

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                time during the 12 months immediately prior to the date of termination of the Employee's employment with a view to using the skills or information held by such employee in connection with any business which is or intended to be competitive with the business carried out or substantially under development at the date of termination of the Employee's employment by the Company or any Group Company for whom the Employee has carried out work.

 (c) The Employee will not for a period of one year after the termination of his employment with the Company for any reason in accordance with the terms of this agreement with or without Cause, (but not, for the avoidance of doubt, after termination by the Company in breach of the terms of this Agreement):

     (i)  induce or attempt to induce any:

          (a)  customer;

          (b) supplier (including, without limitation, any outside manufacturer, engineer or designer);

          (c)  licensee;

          (d)  licensor;

          (e)  franchisee; or

          (f)  any other business relation not referred to at sub clauses
               (a), (b), (c), (d) and (e) above

          of the Company or any Group Company at the date of termination of the Employee's employment or at any time during the period of 12 months immediately prior to the date of termination of the Employee's employment and whom the Employee has had material contact with or management responsibility for at any time during the 12 months immediately prior to the date of termination of the Employee's employment to:

          (x) cease doing business with the Company, or the Group;or

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                (y) materially alter their terms of business with the Company or
                Group Company in a manner detrimental to the Company or Group Company ;

          (ii) in any way interfere with the relationship between the Company or any Group Company and any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or Group Company; or

          (iii) make any negative or derogatory statements or communications concerning the Company or the Group, its officers, employees, directors, operations, products or other business affairs save as required by law or a protected disclosure under the Public Interest Disclosure Act 1998 made in an appropriate way to an appropriate person having regard to the provisions of that Act.

8. Enforcement Each restriction at paragraphs 5, 6 and 7 above is a separate and severable restriction. If, at the time of enforcement of paragraph 5, 6 or 7 of this Agreement, a court holds that any of the restrictions stated herein are unreasonable under circumstances but would be reasonable if part of such restriction were deleted then the parties agree that the restriction shall construed as if such unreasonable part of such restriction were deleted. Because the Employee's services are unique and because the Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favour, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

9.   Employee's Representations

     The Employee here by represents and warrants to the Company that:

     (a) the negotiation, execution, delivery and performance of this Agreement by the Employee have not, do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he is bound or any duty to any person (including former employers) regarding any secret, confidential or proprietary information or any technology, engineering designs, devices, inventions, physical or chemical processes, discoveries of any kind ("Technologies");

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     (b)  the Employee is not a party to or bound by any employment agreement, non compete agreement or confidentiality agreement with any other person or entity, except for an agreement with __ dated, __ 2000, a true and complete copy of which has been provided to the Company; and

     (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms.

10.  Survival

     Paragraphs 5 through 18 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

11.  Severability

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.  Counterparts

     This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13.  Successors and Assigns

     This Agreement is intended to bind and inure to the benefit of and be enforceable by the Employee, the Company and their respective heirs, successors and assigns, except that the Employee may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

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14.  Amendment and Waiver

     The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

15.  Disciplinary, Grievance and Suspension

     The Employee should refer any grievance he may have about his employment or about any disciplinary decision relating to him to the Board in writing. The reference will be dealt with by a majority present at a Board meeting whose decision shall be final.

     The Company shall have the right to suspend the Employee from his duties on such terms and conditions as the Company shall determine save that the Company shall be required to continue to pay the Salary and provide all other contractual benefits to the Employee during any period of suspension. The Company shall not be required to give any reason for exercising its right under this clause.

     There are no special disciplinary rules affecting the Employee. Any disciplinary matters will be dealt with by the Board.

16.  Amalgamation Reconstruction, Transfer

     If the Company is wound up for the purposes of reconstruction or amalgamation the Employee shall not as a result or by reason of any termination of the employment hereunder or the redefinition of his duties within the Company or the Group arising or resulting or from any reorganisation of the Group have any claim against the Company for damages for termination of the Appointment or otherwise so long as he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favourable to the Employee than the terms contained in this agreement.


     If the Employee shall at any time have been offered but shall have unreasonably refused or failed to agree to the transfer of this agreement by way of novation to a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets or not less than fifty per cent of the equity share capital of the Company the Employee shall have

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     no claim against the Company by reason of the termination of the
     Appointment by the Company on one month's notice to the Employee given within one month of such offer.

17.  Appointment as a Director.

     The appointment of the Employee as a director of the Company or any Group Company does not amount to a term of employment and the Company reserves the right to remove any such directorship at any time for any reason. Where the Company exercises this right, this shall not amount to a breach of this agreement and shall not give rise to a claim for damages or compensation.

18.  Following Notice of Termination

     (a) Upon notice to terminate the Appointment being given by either party to the other then at any time after that notice has been given by the Company or the Employee, if requested by the Company:

          (i) The Employee shall upon the request of the Company resign from all (if any) offices held by him in the Company or any Group company and all (if any) trusteeships held by him of any pension scheme or any trust established or subscribed to/by the Company and any Group company and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign on behalf of the Employee all documents and do all things necessary to constitute and give effect to such resignation;

          (ii) the Employee shall immediately return to the Company all correspondence, documents, papers, memoranda, notes, records such as may be contained in magnetic media or other forms of computer storage, videos, tapes (whether or not prepared or produced by him) and any copies thereof charge and credit cards and all other property (including any car) belonging to the Company which may be in the Employee's possession or under his control;

          (iii) the Employee shall if requested send to the Company Secretary a signed statement confirming that he has complied with sub-clause a (ii) above

     (b) The Employee shall not at any time after the termination of the Appointment represent himself as being in any way connected with or interested in the Business of the Company or the Group Company.

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(c)  Upon notice to terminate the Appointment being given by the Company or the
     Employee then at any time after such notice is given by the Company or the Employee if requested by the Company the Employee will:

     (i) immediately return to the Company all documentation including any copies articles or property in his possession custody or control belonging to the Company or any Group company;

     (ii) immediately return to the Company all documentation or articles which contain records of confidential information concerning the company or any Group company;

    (iii) not during the notice period contact or deal with customers suppliers or employees of the Company or any Group company

    (iv) not unless otherwise requested during the notice period enter onto the premises of the Company or any Group Company without the prior written consent of the Board

    PROVIDED THAT during the notice period the Company will continue to pay and/or make available the Salary and other contractual benefits under this agreement.

(d) In the event that the Company exercises its rights under clause 19(c) then the period spent between the Company exercising such rights and the expiry of the notice period shall be set off against and reduce the restrictive periods set out in clauses 7(a) (b) and (c) of this agreement.

    (j) The Company shall have no duty to provide the Employee with work during any notice period for termination and the Employee shall not commence any employment with any third party during such period..

19.  Miscellaneous And Employment Rights Act Particulars

     (a) It is intended that the Employee's office will be located in , Scotland area, although Employee acknowledges that he will be required to travel to, and spend substantial time at, various facilities and operations of the Group, and travel to customers of the Group, including those located outside the United Kingdom, as necessary for the proper performance of his duties.

     (b) The Company's holiday year runs from August 1 to July 31 each year. In addition to normal bank and public holidays the Employee is entitled to working days paid holiday

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

          during each holiday year to be taken at such time as the board of directors of the Company may from time to time approve paid at the rate of Base Salary. Holiday entitlement is inclusive of statutory holiday under the Working Time Regulations 1998. Untaken holiday in any year may not be carried forward to any following holiday year and will be forfeit without payment in lieu. In the year in which the Employee's employment begins or terminates the Employee shall be entitled to a pro rata proportion of annual holiday entitlement. On termination the Employee shall be entitled to be paid at the rate of Base Salary in lieu of any accrued but untaken holiday entitlement and shall repay the Company in respect of any holiday taken in excess of accrued holiday entitlement and the Company is authorized to deduct such amount from any salary or other sums due to the Employee in connection with his employment or its termination. The Company reserves the right to require any untaken holiday to be taken during any notice period for termination. The provisions of this clause replace regulations 15(1) to 15(4) inclusive of the Working Time Regulations 1998.

(c) In the event of absence due to sickness or injury the Employee must comply with any procedures laid down by the Company from time to time regarding reporting such absence and providing medical and self certificates in respect of such absence and shall be subject to the sick pay policies generally applicable to other U.K. employees of the Group.

(d)       There are no pension provisions applicable to this employment.

(e) There are no collective agreements in force which affect the terms and conditions of the employment.

(f) The Employees period of continuous employment with the Company commenced on August 1, 2000. No previous employment shall count towards the Employee's continuous employment.

(g) The Company is authorized to deduct any sums due to the Company from the Employee from salary or any other sums due to the Employee during or on termination of his employment.

(h) This agreement is in substitution for all previous contracts of service between the Company and the Employee (if any) and any such agreements shall be deemed to have been terminated by mutual consent as from the date on which the Appointment commenced.

(i)       This agreement shall be construed in accordance with English law;

SIGNED as a deed by IAN MACK in the                   )
 presence of:                                         )


Witness Signature:

Full Name:

Address:


Occupation:


EXECUTED as a deed by NOSLO LTD.                      )
Acting by two directors or one director               )
 and the secretary                                    )


        Director

        Director/Secretary

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